Exhibit 99.1

Springbig Reports Third Quarter 2025 Results – Achieves Profitability,
Extends Streak of Positive Adjusted EBITDA*

●	Returned to Profitability with Net Income of $0.2M

●	Third Consecutive Quarter of Positive Adjusted EBITDA

●	Revenue Rises to $5.9M, with AI Integration and Cost Controls Driving Efficiency

Boca Raton, Fla. – November 13, 2025 – SpringBig Holdings, Inc. (OTCQB: SBIG) (“Springbig” or the “Company”), a leading provider of AI-powered MarTech solutions for regulated industries, today reported financial results for the third quarter ended September 30, 2025.

“Q3 marked a key milestone for Springbig, as we again achieved positive net income while maintaining strong operating discipline and margin improvement,” said Jaret Christopher, Chief Executive Officer and Chairman of Springbig. “This performance reflects the incredible work of our team and the trust of our customers. We’ve made major strides in expanding our AI-driven marketing and loyalty platform, delivering smarter automation, deeper analytics, and more personalized engagement tools that help our clients drive measurable revenue growth. Our focus remains on execution, strengthening the customer experience, accelerating innovation, and scaling a product that delivers measurable value every day. We’re building a leaner, more focused company positioned for sustained growth.”

Jason Moos, Chief Financial Officer, added, “Our Q3 performance reflects continued operational strength and expense control. Revenue remained essentially flat versus Q2 ($5.9 million vs. $5.8 million), and gross margin held above 70%. Operating income improved from a loss in Q2 to a positive $0.6 million in Q3. Including a one-time accrual reversal, we recorded net income of $219,000, compared to a net loss of $1.1 million in Q2. “Excluding that one-time benefit, our operating results remained consistent with the strong Adjusted EBITDA performance we’ve delivered over the past three quarters.””

During the quarter, Springbig strengthened its Board of Directors with the appointment of Larry Ellis, an accomplished executive with extensive compliance and operational experience. His addition enhances the Company’s governance and supports Springbig’s long-term growth and shareholder value objectives.

Third Quarter 2025 Financial Highlights

●	Revenue: $5.9 million vs. $5.8 million in Q2 2025 and $6.1 million in Q3 2024.

●	Gross Profit: $4.1 million (71% margin) vs. $4.3 million (74% margin) in Q2.

●	Operating Income: $0.6 million, compared to an operating loss of $(0.7) million in Q2.

●	Net Income: $0.2 million (including a one-time accrual reversal) vs. a net loss of $(1.1) million in Q2.

●	Adjusted EBITDA*: Positive for the third consecutive quarter, driven by lower operating costs and margin stability.

●	Positive Cash from Operations: $381,000 for the nine months ended September 30, 2025 vs. $(1.3) million in the prior-year period.

●	Cash Balance: $1.5 million as of September 30, 2025.

Operational and Strategic Highlights

●	ViceCRM Integration Complete: The July 2025 acquisition was fully integrated, adding AI-driven campaign optimization capabilities.

●	Cost and Lease Efficiencies: Early termination of the prior Boca Raton lease reduced long-term obligations by $2.4 million; new office lease reduces monthly rent by 75%.

●	Revenue Mix: Recurring subscription and platform fees account for over 80% of total revenue, reinforcing predictable cash flows.

●	AI-Driven Enhancements: Expanded automated campaign optimization tools to deliver more targeted, data-driven engagement across retail clients.

Financial Outlook

Springbig enters Q4 2025 with positive momentum and expects to remain Adjusted EBITDA positive for the full year. Management remains focused on sustaining profitability into 2026 through continued AI-driven product innovation, disciplined expense management, and enhanced cash generation* Adjusted EBITDA is a non-GAAP (as defined below) financial measure. For more information, see “Use of Non-GAAP Financial Measures” below. Additionally, reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Adjusted EBITDA is a non-GAAP financial measure provided in this “Financial Outlook” section on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measure to the most directly comparable financial measure calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

About Springbig

Springbig is a market-leading, AI software platform providing customer loyalty and marketing automation solutions to retailers and brands in the U.S. and Canada. Springbig’s AI MarTech platform connects consumers with retailers and brands, primarily through SMS marketing, as well as emails, customer feedback system, and loyalty programs, to support retailers’ and brands’ customer engagement and retention. Springbig offers marketing automation solutions that provide for consistency of customer communication, thereby driving customer retention and retail foot traffic. Additionally, Springbig’s reporting, and analytics offerings deliver valuable insights that clients utilize to better understand their customer base, purchasing habits and trends. For more information, visit https://springbig.com/.

Forward Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events and financial results that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. In particular, these include but are not limited to statements relating to the Company’s business strategy, future offerings and programs and expected financial performance for the third quarter of 2025 and the year ending December 31, 2025. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the fact that we have a relatively short operating history in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful; that if we do not successfully develop and deploy new software, platform features or services to address the needs of our clients, if we fail to retain our existing clients or acquire new clients, and/or if we fail to expand effectively into new markets, our revenue may decrease and our business may be harmed; and the other risks and uncertainties described under “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on March 27, 2025. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Springbig), and other assumptions, which may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income before interest, taxes, depreciation and amortization, in the case of EBITDA, and further adjustments to exclude unusual and/or infrequent costs, in the case of Adjusted EBITDA, which are detailed in the reconciliation table that follows, in order to provide investors with additional information regarding our financial results. Below we have provided a reconciliation of net loss (the most directly comparable GAAP financial measure) to EBITDA and Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are key measures used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management. Management also believes that these measures provide improved comparability between fiscal periods.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and

●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and

●	EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Investor Relations Contact

Claire Bollettieri

VP of Investor Relations

ir@springbig.com

Springbig Holding, Inc

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2025	December 31, 2024
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,532	$1,179
Accounts receivable, net of allowance of $143 and $426, respectively	2,121	2,213
Contract assets	134	188
Prepaid expenses and other current assets	897	284
Total current assets	4,684	3,864
Right of use asset	418	2,757
Goodwill	17	-
Property and equipment, net	44	204
Total assets	$5,163	$6,825

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,341	$924
Accrued expenses and other current liabilities	3,157	2,630
Deferred payroll tax credits	1,979	1,751
Operating lease liability, current	225	365
Total current liabilities	6,702	5,670
Long-term debt, non-current	9,219	8,364
Operating lease liability, non-current	192	2,551
Warant liabilities	21	11
Total liabilities	16,134	16,596

Stockholders’ Deficit
Common stock par value $0.0001 per shares, 300,000,000 authorized at September 30, 2025; 48,548,772 issued and outstanding as of September 30, 2025; 300,000,000 authorized at December 31, 2024; 46,348,351 issued and outstanding as of December 31, 2024	$4	$4
Additional paid-in-capital	29,139	28,666
Accumulated deficit	(40,114)	(38,441)
Total stockholders’ deficit	(10,971)	(9,771)
Total liabilities and stockholders’ deficit	$5,163	$6,825

Springbig Holding, Inc

Condensed Consolidated Statement of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Revenues	$5,871	$6,144	$17,221	$18,962
Cost of revenues	1,729	1,709	4,434	5,150
Gross Profit	4,142	4,435	12,787	13,812
Expenses
Selling, servicing and marketing	845	1,077	3,051	3,731
Technology and software development	1,100	1,640	3,604	4,576
General and administrative	1,634	1,763	6,722	5,889
Total operating expenses	3,579	4,480	13,377	14,196

Loss from operations	563	(45)	(590)	(384)

Interest income	1	-	34	6
Interest Expense	(335)	(550)	(976)	(1,969)
Loss on asset disposal	-	-	(131)	-
Gain on note repurchase	-	-	-	1,573
Change in fair value of warrants	(10)	41	(10)	(10)
	(344)	(509)	(1,083)	(400)

Loss before income taxes	$219	$(554)	$(1,673)	$(784)
Income taxes expense	-	-	-	-
Net loss	$219	$(554)	$(1,673)	$(784)

Net loss per common share:
Basic and diluted	$-	$(0.01)	$(0.04)	$(0.02)

Weighted-average common shares outstanding:
Basic and diluted	47,788,486	46,300,497	47,006,630	45,819,887

Springbig Holding, Inc

Statement of Cash Flows (unaudited)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(1,673)	$(784)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on note repurchase	-	(1,573)
Loss on asset disposal	131	-
Non-cash interest expense	717	108
Depreciation and amortization	89	143
Amortization of debt financing costs	53	305
Stock-based compensation expense	424	578
Credit loss expense	370	292
Amortization of operating lease right of use assets	235	304
Change in fair value of warrants	10	10
Changes in operating assets and liabilities:
Accounts receivable	(278)	(191)
Prepaid expenses and other current assets	(613)	436
Contract assets	54	-
Accounts payable and other liabilities	1,257	(822)
Operating lease liabilities	(395)	(140)
Net cash provided by (used in) operating activities	381	(1,334)

Cash flows from investing activities
Purchases of property and equipment	(28)	(64)
Net cash used in investing activities	(28)	(64)

Cash flows from financing activities
Proceeds from issuance of convertible notes	-	6,400
Repayment of convertible notes	-	(2,895)
Proceeds from the issuance of term notes	-	1,600
Repayment of short-term cash advances	-	(1,876)
Repayment of related party payable	-	(540)
Cost of convertible and term note issuance	-	(775)
Net cash provided by financing activities	-	1,914

Net increase in cash and cash equivalents	353	516
Cash and cash equivalents, at beginning of the period	1,179	331
Cash and cash equivalents, at end of the period	$1,532	$847
Supplemental cash flows disclosures
Interest paid	$306	$1,012
Common stock issued for services rendered relating to debt financing	$-	$37
Obtaining a right-of-use asset in exchange for a lease liability	$310	$2,781
Common stock issued in connection with the acquisition of ViceCRM	$49	$-
Right-of-use asset derecognized in connection with early lease termination	$2,413	$-
Amount added to principal for non-cash interest on convertible notes	$802	$245

Springbig Holding, Inc

Reconciliation of net loss to non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net (loss) income	$219	$(554)	$(1,673)	$(784)
Interest income	(1)	-	(34)	(6)
Interest expense	335	550	976	1,969
Income tax expense	-	-	-	-
Depreciation expense	27	42	89	143
EBITDA	580	38	(642)	1,322

Stock-based compensation	88	183	424	578
Credit loss expense	150	125	370	292
Gain on repurchase of convertible debt	-	-	-	(1,573)
Lease termination fee	-	-	550	-
Severance and related payments	61	104	788	260
Change in fair value of warrants	10	(41)	10	10
Adjusted EBITDA	$889	$409	$1,500	$889